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                                  BEHRE DOLBEAR
                          BEHRE DOLBEAR & COMPANY, INC.
                   founded 1911 MINERALS INDUSTRY CONSULTANTS



                                 March 28, 2003


Stillwater Mining Company
536 East Pike Avenue
Columbus, MT 59019

Re: Consent for Reference - Filing of Form 10K


Gentlemen:

Behre Dolbear & Company, Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company's filing of its Form 10K with the U. S. Securities and Exchange Commission. Please contact us if you require further assistance.

Sincerely,

BEHRE DOLBEAR & COMPANY, INC.


/s/ Bernard J. Guarnera

Bernard J. Guarnera
President, Chief Executive Officer and
Chief Operating Officer

BJG/am




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